                                                                EXHIBIT 10(i)(5)

                           NONCOMPETITION AGREEMENT


     This Noncompetition Agreement (this "Agreement") is made and entered into as of May 14, 1997, by and among CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.,
                                    ------------------------------------------
a Delaware corporation ("CBC"), KOLL REAL ESTATE SERVICES, a Delaware
                                -------------------------
corporation ("KRES") and William S. Rothe, residing at 1633 Santiago Drive, Newport Beach, California 92660 ("Seller"). Capitalized terms not expressly defined in this Agreement shall have the meanings ascribed to them in the Agreement and Plan of Reorganization dated as of May 14, 1997 by and among CBC, CBC Acquisition Corporation, a Delaware corporation, KRES and certain shareholders of KRES (the "Merger Agreement").

                                   RECITALS


     A. Seller is the direct owner of 25,000 shares of the issued and outstanding capital stock of KRES and has options to purchase an additional 115,000 shares from KRES.

     B. CBC has agreed to acquire the entire equity interests in KRES of Seller and all other KRES shareholders in accordance with the terms of the Merger Agreement, pursuant to which CBC will issue shares of common stock of CBC and warrants exercisable into shares of common stock of CBC in exchange for such equity interests.

     C. In consideration of CBC's agreeing to acquire the equity interest of Seller and that of all other shareholders in KRES, Seller has agreed, in accordance with the terms of this Agreement, not to compete with CBC, KRES or any subsidiary or affiliate of CBC and/or KRES for a twenty four (24) month period commencing on the Effective Time (as defined in the Merger Agreement).

     D. The execution of this Agreement by Seller is a material inducement for CBC's execution and performance of the Merger Agreement and CBC would not enter into the Merger Agreement absent the execution and delivery of this Agreement by Seller.

     NOW, THEREFORE, in consideration of the premises and of the mutual provisions, agreements and covenants contained herein and in the Merger Agreement and to protect the value of the business and goodwill of KRES, the parties agree as follows:

     1.   ACKNOWLEDGMENTS BY SELLER
          -------------------------

     Seller acknowledges that (a) Seller has occupied a position of trust and confidence with KRES and its Subsidiaries (the "Acquired Companies") prior to the date hereof and has acquired and become familiar with the following, any and all of which constitute confidential information of the Acquired Companies of substantial value to each of the Acquired Companies and CBC, (collectively the "Confidential Information"): (i) any and all trade secrets concerning the business and affairs of the Acquired Companies, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned distribution methods and processes, customer base and preferences and contact persons, customer lists, current and anticipated customer requirements, price lists, market studies prepared for or on behalf of the Acquired Companies, including business plans and strategies, marketing strategies and methods, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information of the Acquired Companies and any other information, however documented, of the Acquired Companies that is a trade secret; (ii) any and all confidential information concerning the business and affairs of the Acquired Companies (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans and the roles of key personnel), however documented; and (iii) any and all notes, analyses, compilations, studies, summaries, and other material prepared by or for the Acquired Companies containing or based, in whole or in part, on any information included in the foregoing, provided, however, Confidential Information shall not include information that is or becomes publicly known through lawful means, was rightfully in Seller's possession or part of his general knowledge prior to being employed by KRES or any predecessor or Affiliate of KRES or is subsequently disclosed to Seller by a third party without the breach by such third party of any agreement or any restriction on its use; (b) the business of the Acquired Companies is international in scope, (c) the Acquired Companies compete with other businesses that are or could be located in any part of the United States and Asia (d) the Covenants by Seller set forth in Sections 2, 3, 4 and 5 of this Agreement are conditions to CBC's purchase of the shares of capital stock of KRES beneficially owned directly or indirectly by Seller; (e) the provisions of Sections 2, 3, 4 and 5 of this Agreement are reasonable and necessary to protect and preserve the business and the value of the goodwill of the Acquired Companies which CBC is purchasing as part of its acquisition of KRES and to protect the confidentiality of the trade secrets and other Confidential Information concerning the Acquired Companies and (f) CBC and the Acquired Companies would be irreparably damaged if Seller were to breach the covenants set forth in Sections 2, 3, 4 and 5 of this Agreement.

     2.   CONFIDENTIAL INFORMATION
          ------------------------

     Seller acknowledges and agrees that all Confidential Information known or obtained by Seller, whether before or after the date hereof, is the property of the Acquired Companies or their successors and has been developed at great effort, time and expense. Therefore, Seller agrees to regard and preserve the Confidential Information as confidential. Seller will not, at any time, disclose or publish to any unauthorized persons or use (or copy or duplicate in any way) for his own account or for the benefit of any Person other than CBC or KRES any Confidential Information, whether Seller has such information in Seller's memory or embodied in writing or other physical form, without CBC's prior written consent, except as required by applicable law or legal process.

     3.   NONCOMPETITION
          --------------

     As an inducement for CBC to enter into the Merger Agreement and as additional consideration for the consideration to be paid to Seller under the Merger Agreement, Seller agrees that:

          a. For a period of twenty four (24) months after the Effective Time, Seller will not and will use his reasonable best efforts to cause his Affiliates not to, directly or indirectly, whether or not for compensation, engage or invest in, own, manage, operate, finance, lend money to, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend Seller's name or any similar name to, lend Seller's credit to, have an economic or ownership interest in or render services or advice to, any business or Person, (whether as an employee, shareholder, member, partner, investor, proprietor, officer, director, principal, agent, security holder, trustee, beneficiary, consultant, creditor or otherwise, alone or in association with any other business or Person) whose products or activities are the same as, similar to or compete in whole or in part with the products or activities of the Acquired Companies as of the Effective Time, except for passive investments in public companies constituting less than five percent of the voting power thereof. For purposes of this Agreement, a business or Person whose products or activities are the same as, similar to or compete in whole or in part with the products or activities of the Acquired Companies shall be deemed to be any business or activity in the real estate services field that provides property, brokerage, facility or investment management services to third parties (the "Relevant Business"). Such restrictions shall apply in the specific geographic and customer markets served by the Acquired Companies as of the commencement of the noncompetition period (which shall include but not be limited to the California counties listed on Schedule A). As used herein, "Affiliate" means with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. "Person" means any individual, corporation, (including any non-profit corporation), firm, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity. Seller agrees that this covenant is reasonable with respect to its duration, geographical area, and scope.

          b. In the event of a breach by Seller of any covenant set forth in Subsection 3(a) of this Agreement, the term of such covenant will be extended by the period of the duration of such breach; and

          c. Seller will, for a period of twenty four (24) months after the Effective Time, within ten days after accepting any employment with any entity other than CBC or a subsidiary of CBC, advise CBC of the identity of any employer of Seller. CBC, KRES or any of their Subsidiaries may serve notice upon each such employer that Seller is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

     4.  NON-SOLICITATION
         ----------------

     As an inducement for CBC to enter into the Merger Agreement and as additional consideration for the consideration to be paid to Seller under the Merger Agreement, Seller agrees that for a period of twenty four (24) months after the Effective Time:

          a. Seller will not and will use his reasonable best efforts to cause his Affiliates not to, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of CBC, KRES or any Affiliate or Subsidiary of CBC or KRES, to leave the employ of CBC, KRES or any Affiliate or Subsidiary of CBC or KRES, (B) in any way interfere with the relationship between CBC, KRES or any Affiliate or Subsidiary of CBC or KRES and any employee of CBC, KRES or any Affiliate or Subsidiary of CBC or KRES, (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of CBC, KRES or any Affiliate or Subsidiary of CBC or KRES, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of CBC, KRES or any Affiliate or Subsidiary of CBC or KRES to cease doing business with CBC, KRES or any Affiliate or Subsidiary of CBC or KRES, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of CBC, KRES or any Affiliate or Subsidiary of CBC or KRES; and

          b. Seller will not and will use his reasonable best efforts to cause his Affiliates not to, directly or indirectly, either for himself or any other Person, solicit the Relevant Business of any person known to Seller to be a customer of an Acquired Company or an Affiliate of an Acquired Company or direct from an Acquired Company or an Affiliate of an Acquired Company any Relevant Business in which any Acquired Company engaged at the Effective Time, including without limitation the solicitation or inducement of or interference with, any past or existing client, customer or source of financing of the Acquired Companies, whether or not Seller had personal contact with such person.

     5.   NO DISPARAGEMENT
          ----------------

     Seller and his Affiliates will not, at any time during the twenty four (24) month period following the Effective Time, disparage CBC or KRES or their respective Affiliates or Subsidiaries, or any of their shareholders, directors, officers, employees, or agents.

     6.   REMEDIES
          --------

     The parties hereto recognize and agree that (i) because of the nature of the businesses in which the Acquired Companies and their Affiliates are engaged and because of the nature of the Confidential Information Seller has with respect to the businesses of the Acquired Companies and their Affiliates and successors, it would be impracticable and excessively difficult to determine the actual damages of CBC or the Acquired Companies and their Affiliates and successors in the event that Seller breaches any of the covenants contained in Sections 2, 3, 4 and 5 above, and (ii) in any event, damages in an action at law would not constitute reasonable or adequate compensation to CBC and any of its direct or indirect Subsidiaries or Affiliates in the event that Seller breaches any of such covenants. Accordingly, if Seller commits any breach of such covenants or threatens to commit any such breach, then CBC or KRES and any of the direct or indirect Subsidiaries or Affiliates of CBC or KRES shall have the right to have the covenants contained in Sections 2, 3, 4 and 5 above specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed by the parties hereto that any such breach or threatened breach would cause irreparable and continuing injury to CBC or KRES and the direct or indirect Subsidiaries or Affiliates of CBC and KRES and that an appropriate injunctive relief (temporary restraining order, preliminary injunction or permanent injunction) may be issued against Seller. The rights described in this Section 6 shall be in addition to, and not in lieu of, any rights or remedies available to CBC, KRES or any direct or indirect Subsidiary or Affiliate of CBC or KRES under law or in equity.

     7.   SUCCESSORS AND ASSIGNS
          ----------------------

     Seller shall not delegate or otherwise transfer any obligation hereunder without the prior written consent of CBC, and any purported delegation or other assignment without the prior written consent of CBC shall be void. This Agreement will be binding upon and inure to the benefit of CBC and its Affiliates, successors and assigns, KRES and its Affiliates, successors and assigns and Seller and Seller's assigns, heirs and legal representatives.

     8.   WAIVER; AMENDMENT
          -----------------

     The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. No waiver that may be given by a party will be applicable except in the specific instance for which it is given and no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement. This Agreement may not be amended, changed, modified, released, discharged, waived or abandoned in whole or in part, except by an instrument in writing signed by all parties hereto.

     9.   GOVERNING LAW
          -------------

     This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

     10.  JURISDICTION; SERVICE OF PROCESS
          --------------------------------

     Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of California, County of Los Angeles, or, if it has or can acquire jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     11.  SEVERABILITY
          ------------

     It is the intention of the parties hereto that the scope and effect of Sections 3, 4 and 5 hereof be as broad in time, scope and geography as permitted pursuant to applicable law. Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against Seller. If any of the covenants contained in this Agreement are determined to be wholly unenforceable by the courts of any domestic or foreign jurisdiction, then the determination shall not bar or in any way affect rights to relief in the courts of any other jurisdiction. Such covenants, as they relate to each jurisdiction, shall be severable into independent covenants.

     12.  COUNTERPARTS
          ------------

     This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, taken together, will be deemed to constitute one and the same agreement.

     13.  SECTION HEADINGS, CONSTRUCTION
          ------------------------------

     The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

     14.  NOTICES
          -------

     All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     Seller:
                    William S. Rothe
                    1633 Santiago Drive
                    Newport Beach, CA 92663
                    Facsimile No.: (714) 631-4810


     with a copy to:

                    O'Melveny & Myers LLP
                    610 Newport Center Drive, Suite 1200
                    Newport Beach, CA 92660
                    Attention:  Gary J. Singer, Esq.

     CBC:

                    CB Commercial Real Estate Services Group, Inc. 533 South Fremont Avenue
                    Los Angeles, CA 90071

                    Attention:     Chief Executive Officer
                                   General Counsel
                    Facsimile No.: (213) 613-3015


     with a copy to each of:

                    Pillsbury Madison & Sutro LLP
                    725 So. Figueroa Street, Suite 1200
                    Los Angeles, CA  90017

                    Attention:     Peter V. Leparulo
                    Facsimile No.: (213) 629-1033

     KRES

                    Koll Real Estate Services
                    4343 Von Karman Avenue
                    Newport Beach, CA 92660
                    Attention:  Chief Executive Officer


     with a copy to each of:

                    Riordan & McKinzie
                    300 S. Grand Ave., 29th Floor
                    Los Angeles, CA  90071
                    Attention:  Richard J. Welch, Esq.

                    O'Melveny & Myers LLP
                    610 Newport Center Drive, Suite 1200
                    Newport Beach, CA 92660
                    Attention:  Gary J. Singer, Esq.

                    Battle Fowler LLP
                    75 East 55th Street
                    New York, NY 10022
                    Attention:  Steven L. Lichtenfeld, Esq.

     15.  ENTIRE AGREEMENT
          ----------------

     This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings among CBC, KRES and Seller with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement, in the case of CBC by its duly authorized officer and in the case of KRES by its duly authorized officer, as of the date first above written.

                              CB COMMERCIAL REAL ESTATE
                              SERVICES GROUP, INC.



                              By:  _________________________________
                              Title: _______________________________


                              KOLL REAL ESTATE SERVICES



                              By:  __________________________________
                              Title: ________________________________


                              SELLER


                              _______________________________________
                              William S. Rothe

                                  SCHEDULE A
                                  ----------



Alameda County                                     Orange County
Alpine County                                      Placer County
Amador County                                      Plumas County
Butte County                                       Riverside County
Calaveras County                                   Sacramento County
Colusa County                                      San Benito County
Contra Costa County                                San Bernardino County
Del Norte County                                   San Diego County
El Dorado County                                   San Francisco County
Fresno County                                      San Joaquin County
Glenn County                                       San Luis Obispo County
Humboldt County                                    San Mateo County
Imperial County                                    Santa Barbara County
Inyo County                                        Santa Clara County
Kern County                                        Santa Cruz County
Kings County                                       Shasta County
Lake County                                        Sierra County
Lassen County                                      Siskiyou County
Los Angeles County                                 Solano County
Madera County                                      Sonoma County
Marin County                                       Stanislaus County
Mariposa County                                    Sutter County
Mendocino County                                   Tehama County
Merced County                                      Trinity County
Modoc County                                       Tulare County
Mono County                                        Tuolumne County
Monterey County                                    Ventura County
Napa County                                        Yolo County
Nevada County                                      Yuba County